Exhibit 10.2

GUARANTY AGREEMENT

THIS GUARANTY AGREEMENT (this “Agreement”) is made and entered into as of the 7th day of October, 2016 but to be effective September 30, 2016, by Satuit LLC, a Colorado limited liability company (“Guarantor”) for the benefit of RMR Aggregates, Inc. a Colorado corporation (“Buyer”).

WHEREAS, CalX Minerals, LLC, a Colorado limited liability company (“Seller”) and Buyer entered into that certain asset purchase agreement dated as of (the “APA”), pursuant to which Seller has agreed to sell substantially all of its assets to Buyer. All terms capitalized herein but not otherwise defined shall have the meaning(s) set forth in the APA.

WHEREAS, Guarantor is the controlling member of Dartangan, LLC, a Colorado limited liability company that holds approximately a 78% membership interest in Seller.

WHEREAS, Guarantor will derive benefits directly and indirectly from the execution and delivery by Seller of the APA and the Transaction Documents.

WHEREAS, as an inducement to Buyer to enter into the APA with Seller, Guarantor has, on the terms set forth herein, agreed to enter into this Agreement.

NOW, THEREFORE, in consideration of Buyer’s execution of the APA, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by Guarantor, Guarantor hereby agrees and covenants as follows:

1.                  Guaranty. Guarantor hereby unconditionally and irrevocably guarantees to Buyer the due and punctual payment when due, of any and all monetary obligations, indemnities, liabilities, indebtedness and other amounts of every kind arising out of the APA and the Transaction Documents, all amounts in respect to indemnities provided for in the APA and Transaction Documents, and all damages provided in the APA and Transaction Documents, in respect of a failure or refusal by Seller to make any such payment, howsoever created, arising or evidenced, voluntary or involuntary, whether direct or indirect, absolute or contingent, now or hereafter existing or owing to Buyer (collectively, the “Guaranteed Obligations”). This Guarantee constitutes a guarantee of payment and performance and not of collection. The Guaranteed Obligations of Guarantor hereunder are independent of Seller’s obligations under the APA and Transaction Documents, and Buyer may proceed directly against Guarantor to enforce all rights hereunder without proceeding against Seller or any other Person. The guarantee contemplated hereby is an absolute, present and continuing guarantee and is in no way conditional or contingent upon any other action or circumstance whatsoever.

2.                  No Waiver; Cumulative Rights. No failure or delay on the part of Buyer to exercise, and no delay in exercising, any right, remedy or power hereunder shall operate as a waiver thereof, nor shall any single or partial exercise by Buyer of any right, remedy or power hereunder preclude any other or future exercise of any right, remedy or power. Each and every right, remedy and power hereby granted to Buyer or allowed it by law or other agreement shall be cumulative and not exclusive of any other, and may be exercised by Buyer from time to time.

3.                  Waivers. Guarantor hereby expressly waives notice of acceptance of and reliance upon this Guaranty, diligence, presentment, demand of payment or performance, protest and all other notices whatsoever, including any requirement that Buyer exhaust any right, power or remedy or proceed against Seller or against any other person under any other guarantee of, or security for, or any other agreement, regarding any of the Guaranteed Obligations. Guarantor further agrees that the occurrence of any event or other circumstance that might otherwise vary the risk of Seller or Guarantor or constitute a defense (legal or equitable) available to, or a discharge of, or a counterclaim or right of set-off by shall not affect the liability of Guarantor hereunder. Further, and without limiting the foregoing, Guarantor further waives:

(i)                 Any right to require Buyer to (x) proceed against Seller or any other person; (y) proceed against or exhaust any security; or (z) pursue any other remedy. Buyer may exercise or not exercise any right or remedy it has against Seller or any security it holds (including the right to foreclose by judicial or nonjudicial sale) without affecting Guarantor’s liability hereunder.

(ii)               Any defenses from disability or other defense of Seller.

(iii)             Any setoff, defense or counterclaim against Buyer.

(iv)             Any defense from the absence, impairment or loss of any right of reimbursement or subrogation or any other rights against Seller. Until Seller’s Guaranteed Obligations to Buyer have been paid, Guarantor has no right of subrogation or reimbursement or other rights against Seller.

(v)               Any right to enforce any remedy that Buyer has against Seller.

(vi)             Any rights to participate in any security held by Buyer.

(vii)           Any demands for performance, notices of nonperformance or of new or additional indebtedness incurred by Seller to Buyer.

(viii)         The benefit of any act or omission by Buyer which directly or indirectly results in or aids the discharge of Seller from any of the Guaranteed Obligations by operation of law or otherwise.

4.                  Net Worth Requirement. Guarantor agrees that during the term of this Guaranty, Guarantor shall submit to Buyer within one hundred twenty (120) days after the calendar year end, annual balance sheets and income statements and Guarantor’s Form 1065 federal income tax information return for the prior tax year (collectively, “Financials”), all certified by Guarantor. Buyer shall have thirty (30) days from date of receipt to review the Financials. If it is reasonably determined by Buyer after its review of the Financials that Guarantor’s Net Worth is less than $900,000, Guarantor shall be required to provide one or more additional guarantees or shall pledge additional security owned by Guarantor to the extent necessary to the amount by which the Guarantor’s Net Worth is not less than $900,000. For purposes of this Section 2, “Net Worth” shall mean, as of the date of determination, the value of Guarantor’s assets minus the value of Guarantor’s liabilities.

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5.                  Acknowledgement. Guarantor acknowledges and agrees that this Guaranty shall remain and continue in full force and effect, and the liability of Guarantor hereunder shall not be impaired or released by any of the following events: (i) any insolvency, bankruptcy, reorganization, arrangement, adjustment, composition, assignment for the benefit of creditors, liquidation, winding up or dissolution of Guarantor; and (ii) any claim, defense, counterclaim or set off that Guarantor may be entitled to assert due to any defense of lack of corporate or other authority to execute any documents relating to this Guaranty.

6.                  Representations and Warranties. Guarantor represents and warrants to Buyer as follows:

(i)                 Guarantor is duly organized, validly existing and in good standing under the laws of the State of Colorado and has full limited liability company power to execute, deliver and perform this Guarantee;

(ii)               the execution, delivery and performance of this Guarantee have been and remain duly authorized by all necessary limited liability company action and do not contravene any provision of law or of Guarantor’s governing documents or any contractual restriction binding on Guarantor or its assets;

(iii)             this Guarantee constitutes the legal, valid and binding obligation of Guarantor enforceable against Guarantor in accordance with its terms, subject to bankruptcy, insolvency, reorganization and other laws relating to or affecting creditors’ rights and to general equity principles; and

(iv)             no consents of or filings with any governmental authority or any other person are required for the execution, delivery, performance or enforceability of this Guarantee, except those which have been duly obtained or made.

(v)               the assumption by the Guarantor of Guarantor’s obligations hereunder will result in material benefits to the Guarantor; and this Guaranty, when executed and delivered by the Guarantor, will constitute a legal, valid, and binding obligation on the Guarantor’s part, enforceable against the Guarantor in accordance with its terms;

(vi)             it is not in violation of, or in default in any material respect with regard to, any applicable laws and/or regulations which violation or default materially and adversely affect the Guarantor’s business, financial condition, property or operations and it is not in violation of, or in default (nor is there any waiver in effect which, if not in effect, would result in a violation or default) in any material and adverse respect under, any indenture, evidence of indebtedness, loan or financing agreement, or other material agreement or instrument of whatever nature to which it is party or by which it is bound, a default under which might have consequences that would materially adversely affect the Guarantor’s business, financial condition, properties or operations

7.                  Covenants of the Guarantor. The Guarantor covenants and agrees that until payment in full of all Guaranteed Obligations that it:

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(i)                 shall continue to remain in and operate substantially the same line of business presently engaged in by the Guarantor, (x) shall conduct the Guarantor’s business in an orderly, efficient and customary manner, (y) shall maintain the Guarantor’s business, properties and assets necessary to conduct the Guarantor’s business in compliance in all material respects with all applicable governmental laws, ordinances, approvals, rules and regulations and requirements, including, without limitation, consumer finance, zoning, sanitary, pollution, building, environmental and safety laws and ordinances, rules and regulations promulgated thereunder, and (z) shall not sell, transfer, or otherwise dispose of all or substantially all of the Guarantor’s properties and assets outside of the ordinary course of business;

(ii)               the Guarantor hereby covenants and agrees that the Guarantor shall prepare and timely file, taking into account any timely filed extensions, all federal, state and municipal tax returns required to be filed by the Guarantor, and the Guarantor shall promptly pay and discharge all taxes, assessments and other governmental charges or levies imposed upon the Guarantor, or in respect of any of the Guarantor’s properties and assets and all lawful claims, before the same shall become in default. The Guarantor hereby covenants and agrees that the Guarantor shall submit to Buyer, upon request, receipted bills showing payment of all taxes, assessments, governmental charges or levies and lawful claims with respect to its properties and assets.

8.                  Termination. Notwithstanding any provision of this Guarantee to the contrary, this Guarantee, and the liability of Guarantor hereunder, shall terminate upon the irrevocable satisfaction of the Guaranteed Obligations, except that termination of this Guarantee shall not affect Guarantor’s liability with respect to the Guaranteed Obligations that are incurred or arise prior to the termination hereof.

9.                  Assignment. Guarantor may not assign its rights, interest or obligations hereunder to any other person without the prior written consent of Buyer and any purported assignment absent such consent is void. This Guarantee shall bind and benefit the successors and assigns of Guarantor and Buyer.

10.              GOVERNING LAW. THIS GUARANTEE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF COLORADO, WITHOUT GIVING EFFECT TO ANY CHOICE OR CONFLICT OF LAW PROVISION OR RULE THAT WOULD CAUSE THE APPLICATION OF THE LAWS OF ANY JURISDICTION OTHER THAN THE STATE OF COLORADO. EACH OF THE PARTIES HERETO (A) CONSENTS TO SUBMIT ITSELF TO THE PERSONAL JURISDICTION OF ANY STATE OR FEDERAL COURT LOCATED IN DENVER, COLORADO IN THE EVENT ANY DISPUTE ARISES OUT OF THIS GUARANTEE AND (B) AGREES THAT IT SHALL NOT ATTEMPT TO DENY OR DEFEAT SUCH PERSONAL JURISDICTION BY MOTION OR OTHER REQUEST FOR LEAVE FROM ANY SUCH COURT.

11.              WAIVER OF RIGHT TO TRIAL BY JURY. EACH PARTY HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHTS TO TRIAL BY JURY WITH RESPECT TO ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS GUARANTEE.

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12.              Costs of Enforcement. If Guarantor fails to perform its obligations hereunder, Guarantor shall pay Buyer all costs and expenses, including, without limitation, all court costs and reasonable attorneys’ fees and expenses, incurred in enforcing this Guarantee.

13.              Notices. All notices, demands, requests and other communications under this Guaranty shall be in writing and shall be deemed properly served or delivered, if delivered by hand to the party to whose attention it is directed, or when sent, if mailed postage prepaid, by registered or certified mail, return receipt requested, or if sent by private receipted carrier guaranteeing next day delivery, addressed as follows:

Guarantor’s address for notices is as follows:

5501 Lakeshore Drive

Littleton, Colorado 80123

Attn: Peter Babin

Buyer’s address for notices is as follows:

9595 Wilshire Blvd., Suite 310

Beverly Hills, CA 90212

Attn: Greg Dangler

with copies to:

Greenberg Traurig, LLP
1200 17th Street, Suite 2400
Denver, Colorado 80202
Attention: Marc Musyl

14.              Amendments; Waivers. The terms of this Agreement may be waived, altered, supplemented, modified or amended only by a written instrument duly executed by Guarantor and Buyer.

15.              Counterparts. This Agreement may be executed in counterparts, each of which constitutes an original, but all of which, taken together, constitute the same instrument.

16.              Governing Law. This Agreement shall be construed in accordance with and governed by the local laws of the State of Colorado, without giving effect to the conflict of laws principles thereof that would cause the laws of another jurisdiction to apply.

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17.              Severability. In the event that any one or more of the provisions contained in this Agreement are held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision of this Agreement.

18.              Compromise and Settlement. No compromise, settlement, release, renewal, extension, indulgence, change in, waiver or modification of any of the Guaranteed Obligations or the release or discharge of Seller from the performance of any of the Guaranteed Obligations shall release or discharge Guarantor from this Guaranty or the performance of the obligations hereunder.

[Signatures to follow]

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IN WITNESS WHEREOF, this Agreement has been executed as of the day and year first set forth above.

GUARANTOR: SATUIT, LLC, a Colorado limited liability company By: /s/ Peter Babin Name: Peter Babin Title: Manager By: /s/ Mary E. Babin Name: Mary E. Babin Title: Manager
BUYER: RMR AGGREGATES, INC, a Colorado corporation By: /s/ Gregory M. Dangler Name: Gregory M. Dangler Title: President

[Signature Page to Guaranty Agreement]